Exhibit 10.5


                           Standard Form of Agreement
                          Between Owner and Contractor

THIS AGREEMENT is made as of the 25th day of January, 2000.

BETWEEN the Owner             Windsor Woodmont, LLC

And the Contractor            PCL Construction Services, Inc.

The Project is:               The   construction   of  a  casino  and  a  garage
                              building,  as  depicted on Exhibit "C" and Exhibit
                              "H." The Project site is located in Blackhawk, Colorado, and is legally described on Exhibit "A" attached hereto.

The Architect is:             Paul  Steelman,  Ltd., or such other  architect as
                              Owner shall designate

Exhibits:

Exhibit "A"             Legal Description of Project Site
Exhibits "A-l"
  through "A-S"         Renderings

Exhibit "B"             Architect Document Production Schedule
Exhibit "C"             Preliminary Drawings & Specifications, Full Sets of
                        Drawings & Specifications, and Final Drawings &
                        Specifications
Exhibit "D"             Pre-construction Services
Exhibit "E"             Schedule of Key Personnel
Exhibit "F'             Contractor's Employee Wage Rates
Exhibit "G"             Schedule of Equipment Rental Rates
Exhibit "W'             Contractor's Basis of the Guaranteed Maximum Price
Exhibif "I"             List of Trades


The Owner and Contractor agree as set forth below:


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                                    ARTICLE I
                             THE CONTRACT DOCUMENTS

     1.1 The Contract Documents consist of this Agreement, General Conditions of the Contract for Construction, all exhibits to the Agreement, Drawings, Specifications, other documents listed or specified in this Agreement, and Modifications issued after execution of this Agreement, these form the Contract ("Contract"), and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represent the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral.

     In the event of a conflict or inconsistency among the Contract Documents, the following order of precedence shall govern the interpretation of the docurnents:

         (i)      Modifications;

         (ii)     Standard Form of Agreement Between Owner and Contractor;

         (iii)    General Conditions of the Contract for Construction;

         (iv)     Final Drawings & Specifications;

         (v)      Supplemental Documents;

         (vi)     Project Criteria & Scope of Work; and

         (vii)    Preliminary Drawings & Specifications.

In the event of an ambiguity or inconsistency within any one of the preceding enumerated Contract Documents (or between the Drawings and the Specifications) as to quantity or quality, the greater quantity and the better quality shall govern. Notwithstanding the foregoing, (i) computed or figured dimensions shall take precedence over scale dimensions, and (ii) large scale Drawings shall take precedence over small scale Drawings.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

     2.1 The Contractor shall execute the entire Work described in the Contract Documents and as is reasonably inferable by the Contiac or as necessary to produce the results intended by the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others. By executing this Agreement, the Contractor represents, warrants and agrees that (i) Contractor has extensive experience in the construction of projects of the nature of the Project, (ii) that Contractor shall perform all Work, make all observations and judgments and perform such other obligations of Contractor described in this Agreement in a manner consistent with the best and most reliable contrac ors in the commercial construction industry, employing high quality construction professionals and techniques, and (iii) that the Contractor is generally familiar with and knowledgeable about the components that are properly and customarily included within such a project, including, without limitation manufacturers' recommendations, building standards, and trade practices (collectively, "Good Building Practices") as to the types and quantities of components, items, systems, materials, and methods of construction to be included in the Project, in order to produce a project that will operate in sound structural condition with utility and efficiency.

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     2.2 (a) The parties hereto understand and acknowledge that the Drawings and Specifications identified in Exhibit "C" represent preliminary Drawings and Specifications (the "Preliminary Drawings & Specifications"), and that the Architect is currently in the process of preparing a complete set of final Drawings and Specifications (the "Final Drawings & Specifications"). The Owner shall request that its design team produce Final Drawings & Specifications that provide for Work that can be performed for an amount not to exceed the established Contract Sum. Contractor covenants and agrees that it shall not be entitled to any increase in the Guaranteed Maximum Price or any extension in the Contract Time as a result of the conversion of the documents from Preliminary Drawings & Specifications to Final Drawings & Specifications, except as hereinafter provided:

         (i) During the process of completing the Final Drawings & Specifications, the Architect will prepare revisions and additions to the Preliminary Drawings & Specifications, which revisions and additions will supplement, add to, refine and detail the Preliminary Drawings & Specifications. In this regard, the Owner shall deliver to the Contractor, within the time periods set forth on Exhibit "B," full sets of Drawings & Specifications when the same are, in the reasonable opinion of the Architect, 30%, 70% and 100% completed (in any such case, "Full Set of Drawings & Specifications"). Upon the completion of any Full Set of Drawings & Specifications, the Owner shall cause the Architect to deliver the same to the Contractor. Within the applicable time period set forth on Exhibit "B" after the Contractor's receipt of any Full Set of Drawings & Specifications, or within seven (7) days after the Contractor's receipt of any partial set of drawings & specifications, the Contractor shall either (A) provide written notification to the Owner that such d ocuments do not present a Scope Change, or (B) provide written notification to the Owner that such documents do present a Scope Change, which notice shall indicate the Contractor's assertion as to the resulting impact, if any, upon the Guaranteed Maximum Price and/or Contract Time (which assertion shall be accompanied by supporting documentation). In the event the Contractor provides written notice as set forth in the preceding clause (A), then the parties will proceed with the next phase of the Project; it being agreed by the Contractor that the provision of any such notice shall be a representation by the Contractor that it is not entitled to any adjustment in the Guaranteed Maximum Price or the Contract Time as a result of the changes reflected in the corresponding drawings and specifications. In the event the Contractor provides written notice as set forth in the preceding clause (B), the Owner shall respond to the Contrac or as provided in Subparagraph 2.2(a)(ii). If the Contractor faHs to provide written notice within the foregoing period of time applicable thereto, then the Contractor shall be deemed to have represented that the subject drawings and specifications received by the Contractor do not present a Scope Change (and that the Contractor is thereby not entitled to an adjustment in the Guaranteed Maximum Price or the Contract Time as a result of the changes reflected in the subject drawings and specifications. If the nature of any partial set of drawings and specifications delivered to the Contractor for its review is such that, as a result of new changes, more than the applicable period of time as stated in this Subparagraph 2.2(a)(i) is reasonably required for the Contractor to review the same and provide the Owner with the written notice provided for above in this Subparagraph 2-2(a)(i), then the Contractor shall have the right to extend such time period for a period of not more than fourteen (14) days, provided Contractor shall have given the Owner written notice of the necessity of such extension prior to the expiration of seven (7) days after Contractor's receipt of such partial set of drawings and specifications.

         (ii) In the event the Owner receives timely notice from the Contractor as provided in Subparagraph 2.2(a)(i) that any set of drawings and specifications presents a Scope Change, the Owner shall either (A) provide written notification to the Contractor that the Owner agrees that a Scope Change has occurred and that the Contractor's assertion as to the resulting impact upon the Guaranteed Maximum Price and the Contract Time is acceptable (an "Acceptance Notice"), (B) provide written notification to the Contractor that the Owner concurs with the Contractor's position, but that the Owner has decided to modify the applicable documents so as to avoid an adjustment in the Guaranteed Maximum Price and/or the Contract Time (a "Redesign Notice"), or (C) provide written notification to the Contractor that the Owner does not agree that a Scope Change has occurred, or that the Owner agrees that a Scope Change has occurred but disagrees with the Contractor's assertions as to the resulting impact upon the


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Guaranteed Maximum Price and/or the Contract Time (which notice shall be accompanied by the Owner's position as to the resulting impact on the Guaranteed Maximum Price and/or the Contract Time) (a "Rejection Notice"). In the event the Owner provides an Acceptance Notice, the Owner and the Contractor shall enter into a Change Order documenting the Scope Change and the resulting impact on the Guaranteed Maximum Price and the Contract Time. In the event the Owner provides a Redesign Notice, the Owner will cause the Architect to modify the applicable drawings and specifications, and shall resubmit the modified materials and the procedures set forth in this Paragraph 2.2 shall be repeated. In the event the Owner provides a Rejection Notice, the Contractor may elect to accept the Rejection Notice and continue with the Work, and the parties will proceed with the next phase of the Project. If the Contractor elects not to accept the Rejection Notice, the Contractor must so notify the Owner in writing within seven (7) days of its receipt of the Rejection Notice, and the Owner shall then have the right in its sole discretion either (a) to accept such proposed drawings and specifications and treat the disputed items as allowances under Paragraph 3.8 of the General Conditions, or (b) to terminate the Contract, in which event, the Owner shall pay the Contractor the amount of Pre-construction Phase Services incurred through the date of termination (not to exceed the amount set forth in Exhibit "D" to this Agreement) plus, provided the Owner has directed the Contractor to perform physical work on the Project site, (i) the Cost of the Work and (ii) the Contractor's Fee for any portion of the Work performed at the Owner's written direction prior to the date of termination, and neither party shall have any further liability to the other hereunder.

         (iii) For purposes of this Agreement, a "Scope Change" shall mean and refer to Work described in any set of drawings and specifications, or any combination thereof, which (i) involves one or more changes in the quantity or quality of the Work or the programmatic requirements of the Project which, individually or in the aggregate, result in a cost impact of S5,000 or more, or a time impact of one (1) day or more, and (ii) involves a change in the scope of the Work which was not reasonably inferable from the previously issued drawings and specifications as being necessary for the proper, timely and orderly completion of the Work.

         (b) As the drawings and specifications have completed the foregoing review process as determined by the Owner, the same shall be identified in an addendum to Exhibit "C" prepared by the Owner and shall thereupon be considered a Contract Document. Once the 1001/4 Full Set of Drawings & Specifications has been issued by the Architect and has completed the preceding review process as determined by the Owner, the Preliminary Drawings & Specifications, each partial set of drawings and specifications and each Full Set of Drawings & Specifications shall be automatically deleted from this Agreement, and the Final Drawings & Specifications shall thereupon be the only Drawings and Specifications which are deemed part of the Contract Documents.

         (c) The Contractor further covenants and agrees that it shall not commence the construction of any part or portion of the Project unless and until the Final Drawings & Specifications relevant to such part or portion are complete. For purposes of this Agreement, Final Drawings & Specifications for any part or portion of the Project shall be deemed complete once they have been stamped "issued for construction" and/or "issued for permit" by the Architect, have completed the foregoing review process as determined by the Owner, and meet industry standards of completeness for Final Drawings & Specifications. The Contractor agrees to provide written notice to the Owner, within the time period set forth in Subparagraph 2.2(a)(i), if the Contractor believes that the Final Drawings & Specifications do not meet the requirements of this Subparagraph 2(c), and if no such notice is given, the Final Drawings & Specifications shall be deemed to have met the requirements of this Subparagraph 2(c).

         2.3 (a) The Contractor shall assist the Owner and the Architect in expediting the development of the Final Drawings & Specifications by furnishing recommendations to the Owner and the Architect and by providing value engineering services; all of which shall be performed so as to assist the Owner in achieving its objectives, including, without limitation, those related to schedule, cost, functional performance and aesthetics. Factors to be considered by the Contractor in providing such services shall include, without limitation, site use, selection of building materials, equipment and systems, availability

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of labor, methods of construction and any other similar items benefiting from evaluation prior to the completion of the Final Drawings & Specifications. Particular attention shall be given to alternative design proposals, possible economies and identification of options which would maximize the benefits the Owner would derive upon completion of the Work. Upon request by the Owner, the Contractor shall prepare a specific analysis of the cost-effectiveness and performance capabilities of any building system or component under consideration or specified for the Project, recommendations on field logistics and any other studies that are required to successfully complete the Work.

         (b) The Owner shall cause the Architect to furnish the Contractor with design documents, information and materials as reasonably necessary for the Contractor to perform the services described under this Paragraph 2.3. The Contractor shall compile value engineering analyses, advice and recommendations in a written summary, and shall submit the same to both the Owner and the Architect for review and consideration.

         (c) Each value engineering proposal submitted by the Contractor shall include, without limitation, the following: (i) a detailed description of the difference between the requirements of the Contract Documents and the proposed changes and comparative advantages and disadvantages of each; (ii) itemization of aspects of the Contract Documents affected by enactment of the proposal;
(iii) impact of the proposal upon both the Project cost and schedule; (iv) list of the projects, to the extent known, where the proposal or a similar proposal was used and the results experienced; (v) other information reasonably necessary to fully evaluate the proposal; and (vi) the date by which the Owner must accept the proposal in order for the Contrac or's cost and time estimates to remain valid.

         (d) The Contractor shall proceed with the performance of the Work as required by the Contract Documents and shall not implement any value engineering or other recommendations unless such recommendations are accepted by the Owner in a Change Order or Construction Change Directive. The Contractor shall not be entitled to receive any additional fees as a result of performing the value engineering and other services set forth in this Paragraph 2.3.

     2.4 The Contractor shall furnish only skilled and properly trained staff for the performance of the Work. The key members of the Contractor's staff shall be those individuals identified in the "Schedule of Key Personnel" attached hereto and incorporated herein as Exhibit "E". The Owner shall have forty-five
(45) days from the execution of this Agreement to review Exhibit "E" and disapprove of any of the Contractor's key personnel; in the event that the Owner disapproves any of the Contractor's key personnel for good cause, the Contractor shall promptly remove such disapproved personnel, and the Owner and Contractor shall agree on a mutually acceptable substitute or substitutes; provided, however, that if the parties are unable to agree on such a substitute, then Contractor shall be entitled to select a qualified substitute other than any personnel the Contractor is required to remove, as provided above. Such key members of the Contractor's staff shall not be changed without the written consent of the Owner, unless any such person becomes unable to perform any required duties due to death, disability, transfer or termination of employment with the Contractor. If a key member is no longer capable of performing in the capacity described in Exhibit "E", the Owner and the Contractor shall agree on a mutually acceptable substitute; provided, however, that if the parties are unable to agree on such a substitute, then Contractor shall be entitled to select a qualified substitute other than any personnel the Contractor is required to remove, as provided above. If the Contractor at any time selects a substitute, the Owner shall have the right to require the Contractor to use its best efforts to replace that substitute with a mutually agreeable substitute within a reasonable period of time. During the performance of the Work, the Contractor shall keep a competent superintendent at the Project site, fully authorized to act on behalf of the Contractor. Notice from the Owner, the Construction Manager or the Architect to such superintendent in connection with defective Work, instructions for performance of the Work or any and all other issues shall be considered notice of such issues to the Contractor.

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                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

     3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and the Construction Manager and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner, to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the Best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contrac or and making payments to the Contractor in accordance with the requirements of the Contract Documents.

                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

     4.1 The date of commencement will be the date of a written "Pre-construction Notice to Proceed" issued by the Owner after execution of this Agreement, directing the Contractor to proceed with the Work. If the Owner provides a Pre-construction Notice to Proceed to the Contractor within the time period set forth on Exhibit "B", then this Contract shall remain in full force and effect. In the event that the Owner fails to provide a Pre-construction Notice to Proceed to the Contractor within said time period, then Owner or Contractor shall have the right to terminate this Contract by giving written notice to the other, and in such event, the Contract shall terminate and be of no further force or effect and the parties hereto shall have no further rights, duties or obligations hereunder. Upon receipt of the Pre-construction Notice to Proceed, the Contractor shall begin the Work hereunder, provided, however, that the Contractor shall not perform any Work at or upon the Project site until receipt of a written "Construction Notice to Proceed." Upon substantial completion of the excavation work at the Project site, which work is being performed by Blattner Contractors, the Owner shall issue a Construction Notice to Proceed to the Contractor. The Owner shall deliver all documents and complete all activities within the time periods set forth on Exhibit "B." Upon receipt of the Construction Notice to Proceed, the Contractor shall commence performance of the Work at or on the Project site within ten (10) days. For purposes of this Agreement, substantial completion of the excavation work shall mean and refer to excavation of the Project site to the elevations set forth on Drawing A201 as clarified by the Contractor on December 17, 1999, and the permanent slope stabilization of the Project site. The Contractor shall diligently prosecute the Work and shall achieve Substantial Completion of the entire Work not later than the date set forth on Exhibit "B," subject to adjustment of the Contract Time as provided in the Contract Documents.

     4.2 The parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain and fix the actual damages the Owner would incur should the Contractor delay in achieving Substantial Completion by the date set forth in this Article 4, and accordingly the parties hereby agree that if the Contractor fails to so achieve Substantial Completion within such time, then the Owner's sole and exclusive remedy for such failure shall be to recover from the Contractor as liquidated damages, and not as a penalty, for each calendar day Substantial Completion is so delayed by the Contractor, the following amounts:

          (i)  $5,000 per day for the first seven (7) days of delay; and

          (ii) S 10,000 per day for any days of delay after such initial seven
               (7) day period;

it being acknowledged and agreed by the parties hereto that the liquidated damages identified in this Paragraph 4.2 shall be in lieu of Owner's recovery of any actual or consequential damages based upon the Contractor's delay in achieving Substantial Completion by the date specified in this Article 4. The

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Contractor's aggregate liability for any and all liquidated damages as set forth in this Paragraph 4.2 shall be limited to a maximum of two hundred fifty thousand dollars ($250,000). For purposes of this Paragraph 4.2 in the calculation of days of delay, "Substantial Completion" shall not include delays by the City of Blackhawk, through no failure of performance by the Contractor or its Subcontractors, or agents, employees or contractors, in issuing a Certificate of Occupancy for the Project.

                                    ARTICLE 5
                                  CONTRACT SUM

     5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defirted in Article 7 plus the Contractor's Fee at a rate of five percent (5%) of the Cost of the Work, except as limited by the Guaranteed Maximum Price. In the event that there is a Change Order which causes a reduction in the Cost of the Work, the Contractor's Fee shall not be reduced; provided, however, in no event shall the aggregate amount of payments to the Con=or for the Contractor's Fee exceed five percent (5%) of the total Cost of the Work upon Final Completion of the Work. In the event there is a Change Order which causes an increase in the Cost of the Work, the Contractor's Fee shall be increased by an amount equal to five percent (5%) of such increase in the Cost of the Work directly attributable to such change. In addition, the Contractor shall be entitled to an amount equal to five percent (5%) of such increase in the Cost of the Work directly attributable to such change to reimburse the Contractor for its actual home office overhead costs incurred as a result thereof.

     5.2 GUARANTEED MAXIMUM PRICE

     5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed the amount set forth on Exhibit "H", subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner. If, as of the date of final completion, (i) the total aggregate sum of the Cost of the Work plus the Contractors Fee is less than (ii) the Guaranteed Maximum Price, then the difference (hereinafter referred to as "Savings") shall be shared (a) seventy-five percent (75%) to the Owner and (b) twenty-five percent (25%) to the Conftactor, provided the Contractor's share of such Savings shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).

     5.2.2 In determining the Guaranteed Maximum Price and the Contract Time, the Contractor has taken into account the level of completeness of the Contract Documents and has exercised its best skill and efforts to make: (a) appropriate judgments and inferences in connection with the requirements of such documents, and (b) all inquiries of the Owner to clarify the documents as necessary to calculate and establish both the Guaranteed Maximum Price and the Contract Time.

     5.2.3 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner: None.

     5.2.4 The amounts agreed to for unit prices, if any, are as follows: None.

     5.2.5 The Guaranteed Maximum Price has been based upon all items identified in the Basis of the Guaranteed Maximum Price, attached as Exhibit "H." Once the Final Drawings & Specifications are deemed part of the Contract Documents, as provided in Subparagraph 2.2(b), Exhibit "H" and Exhibits "A-I through "A-8" shall automatically become null and void and of no further force, except as expressly reflected in a change order to be issued to reflect any outstanding items from the Basis of the Guaranteed Maximum Price which have not been

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incorporated into the Final Drawings & Specifications, which change order shall include but not be limited to the Contractor's Contingency and any remaining allowances. The parties shall issue a change order to reflect such outstanding items upon the completion of Final Drawings & Specifications.

                                   ARTICLE 6

                              CHANGES IN THE WORK

     6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

         6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

         6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions shall have the meanings assigned to them in the Gencral Conditions and shall not be modified by Articles 5, 7 and 8. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts approved in writing by Owner.

         6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7, and the term "fee" shall mean the Contractor's Fee as defined in Paragraph 5.1.

                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

     7.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Contractor in good faith and in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

         7.1.1 LABOR COSTS

               7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the Project site or, with the Owner's agreement, at off-site workshops; all at the rates set forth in Exhibit "F".

               7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the Project site with the Owner's agreement; all at the rates set forth in Exhibit "F".

               7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work and only to the extent previously approved by the Owner; all at the rates set forth in Exhibit "F".

               7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions and incentive Compensation for field personnel only but

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no other merit bonuses, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

         7.1.2 SUBCONTRACT COSTS

               7.1.2.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts entered into in accordance with the terms and provisions of this Agreement. Subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee must contain a definition of the Cost of the Work that is in accordance with the defmition contained in this Agreement.

         7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

               7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

               7.1.3.2 Costs of materials described in the preceding Clause
7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor, amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

         7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

               7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the Project site and fully consumed in the performance of the Work; and cost less fair market value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

               7.1.4.2 Rental charges for temporary facilities, machinery and equipment with a purchase price in excess of five hundred dollars ($500) and which are provided by the Contractor at the Project site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof Contractor's rental charges shall not exceed the amount set forth in the Schedule of Rental Values attached hereto and made part hereof as Exhibit "G". In the absence of any appropriate rental amount set forth in Exhibit "G", rental charges shall be consistent with those generally prevailing in the location of the Project. The Contractor shall obtain bids for all machinery and equipment to be rented from no less than two (2) responsible suppliers (other than the Contractor and any affiliates of the Contractor). The Contractor agrees that the rental charges for items rented from the Contractor or its affiliates shall be at least five percent (5%) less than the lowest bid. The Contractor further represents that, as of the date of rental, the projected rental charges of any item provided by the Contractor at the Project site shall not exceed the purchase price of the item on that date. Notwithstanding anything herein to the contrary, for machinery and equipment with a purchase price equal to or less than five hundred dollars ($500), an assessment of three percent (3%) of the cost of labor and labor burden will be charged.

               7.1.4.3 Costs of removal of debris from the Project site.

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               7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the Project site and reasonable petty cash expenses of the Project site office.

               7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work, and the cost of reasonable relocation expenses for the Contractor's personnel working on the Project, whether incurred before or after the Construction Notice to Proceed; provided, however, that any relocation expenses must first be approved in writing by Owner, which approval shall not be unreasonably withheld. Contractor shall provide evidence to the Owner's reasonable satisfaction that the relocation expenses incurred were reasonably necessary and appropriate.

         7.1.5 MISCELLANEOUS COSTS

               7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and deductibles and bonds required by the Contract, and 12% of the Subcontractor and major supplier's cost for the Subguard insurance premiums.

               7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

               7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

               7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

               7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

               7.1.5.6 Deposits lost for causes other than the Contractor's failure or negligence.

         7.1.6 OTHER COSTS

               7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

               7.1.6.2 A computer processing fee equal to .35% of the Cost of the Work.

               7.1.6.3 Costs incurred on or after November 1, 1999 through May 5, 2000, for Pre-construction Phase Services, provided such costs do not exceed $250,000 without the Owner's prior written approval, which approval shall not be unreasonably withheld. Should the date on which all permits are received be later than May 5, 2000, Contractor shall be reimbursed for all additional necessary and reasonable Pre-construction Phase Services as pre-authorized in writing by the Owner. The Owner and the Contractor agree that such costs as of the date of this Agreement are approximately $45,000.

               7.1.6.4 Costs of financing the Work to the extent set forth on Exhibit "H."

               7.1.6.5 Cost of errors and omissions insurance premiums to the extent set forth on Exhibit "H."

         7.2   EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

               7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions to the extent not caused by the Contractor, a Subcontractor or anyone for whom either is responsible.

               7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

               7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

               7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

         7. 3  GENERAL CONDITIONS

               7.3.1 Notwithstanding anything to the contrary in this Agreement, payments to the Contractor for that portion of the Cost of the Work as requested in any Application for Payment, as described in this Article 7, which are also identified as General Condition Items in the Basis of the Guaranteed Maximum Price attached hereto as Exhibit "H", shall be properly distributed throughout the Project in accordance with their respective cost and time durations. Concurrently with the Contractor's delivery of the Construction Schedule to the Owner, the Contractor shall deliver to the Owner a schedule of the General Conditions. The Contractor may make reasonable adjustments to the Schedule of General Condition Items, provided that such adjustment shall be subject to Subparagraph 5.2.1 and Paragraph 12.6. Such adjustment shall not require a written Change Order unless otherwise required under Article 7 of the General Conditions. Should a Change Order involve a change to the General Conditions, the schedule of values shall be adjusted to reflect such change.

         7.4   NO DUPLICATION

               7.4.1 Notwithstanding the breakdown or categorization of any cost to be reimbursed in this Article 7 or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular item for which payment is requested can be characterized as failing into more than one of the types of compensable or reimbursable categories set forth in the Contract.

               7.4.2 Costs as defined in this Article 7 shall be actual costs paid by the Contractor, and shall reflect all discounts, rebates and refunds identified in Article 9.

                                   ARTICLE 8

                           COSTS NOT TO BE REIMBURSED

         8.1   The Cost of the Work shall not include:

               8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the Project site office, except as specifically provided in Clauses 7.1.1.2 and
7.1.1.3 or Article 14.

               8.1.2 Expenses of the Contractor's principal office and offices other than the Project site office.

               8.1.3 Overhead and general expenses, except as may be expressly included in Article 7 and Paragraph 5.1.

               8.1.4 Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

               8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

               8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.4 , costs due to the fault or negligence of (or failure to comply with the requirements of the Contract Documents by) the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

               8.1.7 Any cost not specifically and expressly described in
Article 7.

               8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

         9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

         9.2 Amounts which accrue to the Owner in accordance with the provisos of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

         10.1 Those portions of the Work that the Contractor does not perform with the Contractor's own personnel shall be performed under subcontracts with Subcontractors. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect, the Construction Manager and the Owner. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

         10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect
(1) is recommended to the Owner by the Contractor, (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner; provided, however, if it is determined that the bid submitted by the Subcontractor recommended by the Contractor was not bona-fide, then no adjustment in the Guaranteed Maximum Price shall be made and the Contractor shall nevertheless utilize the Subcontractor recommended by the Owner.

         10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee.

         10.4 Notwithstanding anything to the contrary contained herein, and with the exception of the trades set forth in Exhibit "I", (i) no construction trade related to the Work shall be performed unless and until such construction trade has been submitted to a competitive bidding process whereby no less than three (3) bona-fide bidders participate in the bidding for such trade, (ii) all such construction trades shall be awarded to the lowest bidder unless otherwise approved or directed by the Owner, and (iii) all subcontracts awarded by the Contractor for the Work shall be written on a "lump sum basis" and not on a "cost plus", "cost of the work" or "reimbursable" basis. Notwithstanding the foregoing, the parties hereby agree as follows:

              (i) The Contractor may be a participant in the bidding for any construction trade; provided (a) the Contractor may not perform any such trade work unless it submitted the lowest bid, (b) the Contractor's bid must be on a lump sum basis and must be submitted to the Construction Manager one (1) business day prior to the date its competitors' bids are due, and (c) if the Contractor is awarded any such work because it submitted the lowest bid, the Contractor shall perform all work outlined in its proposal for an amount equivalent to its lump sum bid and shall not charge the Owner for any such work as a Cost of the Work (other than as a Cost of the Work which is payment toward the Contractor's lump sum bid); and

              (ii) No affiliate of the Contractor shall be deemed a bona-fide bidder for purposes of the foregoing bidding process, with the exception of PCL Civil Constructors, Inc.

         10.5 In reference to the selection of Subcontractors, the Construction Manager shall be entitled to participate with the Contractor in the preparation of the instructions to bidders, supplemental instructions to bidders and bid form, and in the bid solicitation and selection process, and none of the above shall be deemed final until approved by the Construction Manager. The Contractor shall receive and open all bids in the presence of the Construction Manager, and shall share all bid materials received from bidders with the Construction Manager unless otherwise directed by the Owner or the Construction Manager.

                                   ARTICLE 11
                               ACCOUNTING RECORDS

         11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract the accounting and control systems shall be satisfactory to the Owner and shall be maintained in accordance with generally accepted accounting principles. The Owner and the Owner's accountants shall be afforded reasonable access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                   ARTICLE 12
                                PROGRESS PAYMENTS

         12.1 Based upon Applications for Payment, and all Subcontractor applications for payment, submitted to the Architect, Construction Manager and Owner by the Contractor and Certificates for Payment issued by the Construction Manager and Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

         12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month immediately preceding the month in which an Application for Payment is received.

         12.3 Provided an Application for Payment is received by the Architect and the Construction Manager not later than the fifth (5th) day of a month, the Owner shall make payment to the Conn ac or not later than the twenty-fifth
(25th) day of the same month. If an Application for Payment is received by the Architect and the Construction Manager after the application dated fixed above, payment shall be made by the Owner not later than twenty (20) days after the Architect and the Construction Manager receive the Application for Payment.

         12.4 With each Application for Payment, the Contractor shall submit the Contractor's Transaction Register detailing all costs, including costs not incurred during the period covered by the Application for Payment.

         12.5 Each Application for Payment shall also be accompanied by the following, all in form and substance satisfactory to the Owner, the Architect, the Owner's lender on the Project ("Owner's Lender") and the Construction Manager and in compliance with the laws of the State of Colorado:

              (i) A duly executed and acknowledged Contractor's sworn statement showing all Subcontractors with whom Contractor has entered into subcontracts, the amount of each such subcontract, the amount requested for any Subcontractor in the Application for Payment and the amount to be paid to Contractor from such progress payment, together with similar sworn statements from all Subcontractors and, where appropriate, from Sub-subcontractors;

              (ii) Duly executed unconditional waivers of mechanics' and materialmen's liens from Contractor and all such Subcontractors, establishing payment or satisfaction of the payment requested by Contractor in the previous month's Application for Payment, and conditional waivers for the current Application of Payment. The final Application for Payment shall be accompanied by final or full conditional waivers of lien from all parties entitled to receive payment in connection with the performance of the Work.

              (iii) Such other information, documents and/or materials as may be required by the laws of the jurisdiction in which the Project is located to protect the Owner from mechanics' or similar liens, or as may be reasonably required by the Owner and Owner's Lender.

         12.6 APPLICATION REQUIREMENTS

              12.6.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the Time Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect, Construction Manager and Owner may require. This schedule, unless objected to by the Architect, Construction Manager or Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

              12.6.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion sha1l be the lesser of
(1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

              12.6.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

                     12.6.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the sale of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts motion dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

                     12.6.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the Project site for subsequent incorporation in the Work, or, if approved in advance by the Owner in writing, suitably stored off the Project site at a location agreed upon in writing less retainage of ten percent (10%).

                     12.6.3.3 Add the Contractor's Fee, less retainage of ten percent (10%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1.

                     12.6.3.4 Subtract the aggregate of previous payments made by the Owner.

                     12.6.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

                     12.6.3.6 Subtract amounts, if any, for which the Architect or the Construction Manager has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions or as otherwise provided in the Contract Documents.

                     12.6.3.7 Subject to the approval of the Owner's Lender, once a Subcontractor has fully completed its portion of the Work, as approved and certified in writing by the Contractor, the Construction Manager and the Architect, upon the written request of the Contractor, the Owner shall release to the Contractor for irnmediate payment to such Subcontractor such portion of the retainage withheld attributable to such Subcontractor's portion of the Work.

              12.6.4 Owner shall make a good faith diligent effort, but at no additional cost to the Owner, to cause a representative of the Owner's Lender to meet with the Contractor and the Construction Manager on a monthly basis to review the Application for Payment and the portion of the Work completed, so as to facilitate the timely payment to the Contractor. Further, if the Owner disapproves a portion of the Application for Payment, Owner shall nevertheless timely release funds to the Contractor as to the undisputed portions of the Application for Payment.

         12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

              12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

              12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the Project site for subsequent incorporation in the Work or, if approved in advance by the Owner in writing, suitably stored off the Project site at a location agreed upon in writing, less retainage of ten percent (10%).

              12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

              12.7.4 Subtract amounts, if any, for which the Architect or the Construction Manager has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor or as otherwise provided in the Contract Documents.

              The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractors' performance of the subcontract.

         12.8 Except with the Owner's prior approval in writing, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the Project site.

                                      -15

                                   ARTICLE 13
                                  FINAL PAYMENT

         13.1 Final payment shal] be made by the Owner to the Contractor when
(1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work and all required supporting documentation have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect and the Construction Manager; such final payment shall be made by the Owner not more than 30 days after the issuance of the final Certificate for Payment. Notwithstanding the foregoing, final payment shall not become due and payable until (i) the Owner has received all warranties, manuals, schematics, record drawings reflecting "as built" conditions, and such other items as the Owner may reasonably request, (ii) all certificates of occupancy, or other approvals, required of any governmental or quasi-governmental authority have been submitted to Owner, and (iii) all other conditions to final payment set forth in the Contract Documents have been satisfied.

         13.2 The amount of the final payment shall be calculated as follows:

              13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

              13.2.2 Subtract amounts, if any, for which the Architect or the Construction Manager withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or together provisions of the Contract Documents.

              13.2.3 Subcontract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

         13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect and the Construction Manager wilI, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Paragraph 9.4 of the General Conditions.

         13.4 If, subsequent to final payment and at the Ownees request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in Savings as provided in Paragraph 5.2, the amount of such Savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

         14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

         14.2 Payments due and unpaid under this Agreement shall bear interest at the rate of eight percent (8%) per annum, such interest to accrue commencing thirty (30) days after payment was due and unpaid.

         14.3 Other provisions:

              14.3.1 Contractor hereby represents and warrants the following to Owner, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement and the final completion of the Work:

              (i) that the Contractor is able to furnish the tools, materials, supplies, equipment, labor and construction services required to complete the Work and perform its obligations hereunder, and has sufficient experience and competence to do so;

              (ii) that the Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

              (iii) that the Contractor is properly licensed by all necessary governmental and quasigovernmental authorities having jurisdiction over the Contractor, the Work and/or the Project;

              (iv) that the Contractor's execution and delivery of the Contract, and its performance thereunder, is within its duly authorized powers;

              (v) that the Contractor has visited the site of the Project, familiarized itself with the local conditions under which the Work is to be performed and correlated its observations with the requirements of the Contract Documents; and

              (vi) that the Contractor is capable of properly completing the Project within the Guaranteed Maximum Price and the milestones established in the Project schedule, all in accordance with the terms and provisions of the Contract Documents.

All Exhibits attached hereto are hereby incorporated into this Agreement by this reference and expressly made a part of this Agreement.

                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

         15.1 The Contract may be terminated by the Contractor as provided in Subparagraph 2.2.1 or Article 14 of the General Conditions. Notwithstanding anything to the contrary herein, if the basis of termination is Subparagraphs 14.1.1.3, 14.1.1.4 or 14.1.1.5 of the General Conditions, (a) the Contractor's Fee shall be increased by S500,000 over the fee calculated as a percentage of the Cost of the Work for Work actually completed, if the Project is less than fifty percent (50%) complete at the time of termination, or (b) the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for

Work not actually completed, if the Project is at least fifty percent (50%) complete at the time of termination. Otherwise, if the Contractor terminates the Contract for any other reason permitted under Subparagraph 2.2.1 or Article 14 of the General Conditions, the Contractor shall be entitled to receipt of the Contractor's Fee based upon the percentage of completion of the Project at the time of termination. The percentage of completion of the Project at the time of termination shall be determined by dividing the Cost of the Work for Work actually completed through the date of termination by the adjusted Contract Sum.

         15.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.1.3 of this Agreement.

                                   ARTICLE 16
                       ADDITIONAL AHSCELLANEOUS PROVISIONS

         16.1 The Contractor agrees that it will prepare updates to its budget so that each updated budget may be compared, on a line-item basis, to the Contractor's initial budget and any interim updates thereof, and that the form of all such updates must be prepared to the Construction Manager's satisfaction. Notwithstanding anything to the contrary in the Contract, it is understood between the parties that this is not a line-by-line Guaranteed Maximum Price.

         16.2 The Contractor is responsible for providing parking areas sufficient to accommodate all individuals performing the Work. The Contractor acknowledges that there are no parking areas available on the Project site or any other property owned by the Owner, and agrees that it will not park, nor pemit others to park, passenger vehicles on any property owned by the Owner.

         16.3 Owner's and Contractor's obligations under this Agreement shall be conditioned upon the closing of escrow of the bond financing with U.S. Bancorp by April 30th, 2000, whereby if such closing does not occur by such time, either Owner or Contractor shall have the right to terminate this Agreement by giving written notice to the other at anytime prior to the date such closing shall occur.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER:                                          CONTRACTOR

Windsor Woodmont, LLC,                          PCL Construction Services, Inc.
a Colorado limited libility company

By:  /s/  Daniel P. Robinowitz                  By:  /s/  Allen Ross
  ---------------------------------                ----------------------------
          Daniel P. Robinowitz, Manager                   Allan Ross, District
                                                          Manager


By:  /s/  Daniel P. Robinowitz
  ---------------------------------
          Daniel P. Robinowitz, President

                       General Conditions of the Contract
                                For Construction


                                TABLE OF ARTICLES


1.   GENERAL PROVISIONS

2.   OWNER

3.   CONTRACTOR

4.   ADMINISTRATION OF THE CONTRACT

5.   SUBCONTRACTORS

6.   CONSTRUCTION BY OWNER OR BY OTHER CONTRACTORS

7.   CHANGES IN THE WORK

8.   TIME

9.   PAYMENTS AND COMPLETION

10.  PROTECTION OF PERSONS AND PROPERTY

11.  INSURANCE AND BONDS

12.  UNCOVERING AND CORRECTION OF WORK

13.  MISCELLANEOUS PROVISIONS

14.  TERMINATION OR SUSPENSION OF THE CONTRACT

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

                                    ARTICLE I
                                    ---------
                               GENERAL PROVISIONS


1.1        BASIC DEFINITIONS

1.1.1      THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, other documents listed or specified in the Agreement and Modifications issued after execution of the Contract. A Modification is (a) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2      THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Construction Manager and Contractor, (3) between the Architect and Construction Manager, (4) between the Owner and a Subcontractor or Sub-subcontractor or (5) between any persons or entities other than the Owner and Contractor. The Construction Manager and Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of their duties.

1.1.3      THE WORK

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4      THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by other Contractors and by the Owner's own forces including persons or entities under separate contracts not administered by the Construction Manager.

1.1.5      THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6      THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7      THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2   EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the Project site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3   OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND
OTHER DOCUMENTS

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner. The Contractor, Subcontractors, Subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies Made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

1.4   CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5   INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

                                    ARTICLE 2
                                      OWNER

2.1   DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the Project site and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2   INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1 Together with the Preconstruction Notice to Proceed, the Owner shall furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. If the Owner fails to deliver such evidence, the Contractor shall not be obligated to commence the Work. After commencing the Work, if (a) there has been a material change in the Owner's financial arrangements such that the Owner will be unable to fulfill its obligations under the Contract, or (b) prior to proceeding with any change in the Work that will cause an increase in the Guaranteed Maximum Price in excess of $200,000, either individually or in the aggregate with other changes requested by the Owner following the date that the Owner previously provided the Contractor with reasonable evidence of its financial, then the Owner shall furnish additional reasonable evidence of such financial arrangements. If the Owner fails to timely furnish the evidence required in subpart (a), the Contractor shall be entitled to terminate the Work. Until the Owner provides such reasonable evidence as required in subpart (b), the Contractor shall not be required to perform such changes.

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the Project site of the Project, and a legal description of the Project site.

2.2.3 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.4 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.5 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Other Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3   OWNER'S RIGHT TO STOP THE WORK

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or fails to carry out Work in accordance with the Contract Documents the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, and shall not relieve the Contractor of any of its duties or obligations under or pursuant to the Contract Documents.

2.4   OWNER'S RIGHT TO CARRY OUT THE WORK

If the Contractor defaults or neglects to carry out the Work, in accordance with the Contract Documents and fails within a seven day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness or fails within a seven (7) day period after receipt of written notice from the Owner to eliminate (or diligently commence to eliminate) the cause of any stop work order issued under

Subparagraph 2.3.1, the Owner may, without prejudice to any other, rights or remedies the Owner may have, including declaring the Contractor in default, and with or without terminating this Contract, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Construction Manager's and Architects and their respective consultants', and any additional services and expenses made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

2.5   ADDITIONAL RIGHTS

2.5.1 The rights and remedies provided in this Article 2 shall be in addition to, and not in limitation of, any other rights and remedies otherwise available to the Owner under the Contract Documents or at law or in equity.

                                    ARTICLE 3
                                   CONTRACTOR

3.1   DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout this Agreement as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

3.1.2 The plural term "Contractors" refers to persons or entities who perform construction under Conditions of the Contract that are administered by the Construction Manager, and that are identical or substantially similar to these Conditions.

3.2   REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Construction Manager and Architect errors, inconsistencies, variances or omissions discovered, or any discovered variance from applicable laws, statutes, ordinances, codes, rules or regulations of any governmental or quasi-governmental agency or authority. With the exception of the mechanical (e.g., HVAC, plumbing and fire protection) and electrical design services being provided by the Contractor, as set forth in Specifications Sections 15005, 16001, and 16100 through 16500, the Contractor shall not be liable to the Owner, Construction Manager or Architect for damage resulting from errors, inconsistencies, variances or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency, variances or omission, and failed to report it to the Construction Manager and Architect. If the Contractor performs any construction activity involving any such discovered error, inconsistency, variances, omission in the Contract Documents without such notice to the Construction Manager and Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction and other resulting costs and damages.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Construction Manager and Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3   SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under this Contract, subject to overall coordination of the Construction Manager as provided in Subparagraphs 4.6.3 and 4.6.4.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and Sub-subcontractors, and their agents, employees and contractors, and other persons performing portions of the Work under contract with Contractor.

3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Construction Manager or Architect in their administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall inspect portions of the Project related to the Contractor's Work in order to determine that such portions are in proper condition to receive subsequent Work.

3.3.5 During the finishing stages of the Project, the Contractor shall make frequent inspections of the Work in the presence of the Architect, the Construction Manager and the applicable Subcontractor(s), and shall promptly correct any deficient or defective Work as provided in Article 12.

3.4   LABOR AND MATERIALS

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them. The Owner may, by notice in writing, require the Contractor to remove from the Project any employee or other individual the Owner deems incompetent, careless or otherwise reasonably objectionable.

3.4.3 After the Contract has been executed, the Owner and the Architect will consider a formal request for substitution of materials or equipment in place of those specified only under the conditions set forth in the General Requirements (Division I of the Specifications). The Contractor is encouraged to consider materials and equipment that improve the Project and retain the character of the items specified, but do not alter the quality or integrity of the Project.

3.5   WARRANTY

3.5.1 The Contractor warrants to the Owner, Construction Manager and Architect that all services provided under the Contract shall be performed in a good and workmanlike manner, that materials and equipment furnished under the contract will be of good quality and new, that the Work will be free from defects and deficiencies, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, shall be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contract or, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Construction Manager or Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.5.2 If warranties are required of any Subcontractors or Sub-subcontractors under the Contract Documents, such warranties shall be in writing and shall include the following information: name and address of Project and Owner; article, materials, or systems covered; name and address of Subcontractor or Sub-subcontractor, name and address of Contractor, and signature of individual authorized to sign contracts for the company issuing the warranty. Each such warranty shall be written in a manner substantially similar to the language of Subparagraph 3.5.1, and shall be for a duration of one year from the date of Substantial Completion or for any longer period otherwise specified in the Contract Documents. Notwithstanding the foregoing, the Contractor shall have primary liability with respect to the warranties set forth in Subparagraph 3.5.1, whether or not any defect, deficiency or other matter is also covered by a warranty of a Subcontractor or Sub-subcontractor, and the Owner need only look to the Contractor for corrective action; provided, however, at the direction of Contractor, Owner shall assign to Contractor or otherwise cooperate (at no cost to Owner where the same are not assignable) Contractor in the enforcement of any warranties covering such defect, deficiency or other matter In addition, the Contractor's warranties as expressed in Subparagraph 3.5.1 shall not be restricted in any manner by any warranty of a Subcontractor or Sub-subcontractor, and the refusal of a Subcontractor or Sub-subcontractor to correct defective or deficient Work shall not excuse the Contractor from its liability as to the warranties provide in Subparagraph 3.5.

3.6   TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work. Notwithstanding the foregoing, any use tax imposed by the City of Blackhawk in relation to the performance of the Work shall be borne by the Owner, and shall be paid directly to the City by the Owner upon submission of an invoice from the City and other supporting documentation from the Contractor.

3.7   PERMITS, FEES AND NOTICES

3.7.1 The Owner shall secure and pay for all permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3 With the exception of the mechanical (e.g., HVAC, plumbing and fire protection) and electrical design services being provided by the Contractor, as set forth in Specifications Sections 15005, 16001, and 16100 through 16500, it is not the Contractor's responsibility to ascertain whether the Contract Documents comply with applicable laws, statutes, ordinances, codes, rules or regulations of any governmental or quasigovernmental agency. However, if the Contractor performs the Work in accordance with the Contract Documents but knows that the Contract Documents (and hence the Work) are contrary to applicable laws, statutes, ordinances, codes, rules and regulations, and performs such Work without notice to the Architect and the Construction Manager, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction and other resulting costs and damages.

3.8   ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection. Exhibit "H" of the Agreement sets forth all allowances applicable to the Work.

3.8.2 Unless otherwise provided in the Contract Documents:

      .1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

      .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the Project site and all required taxes, less applicable trade discounts;

      .3 Contractor's costs for unloading and handling at the Project site, labor, installation costs, and other expenses contemplated for stated allowance amounts are included in the allowances. However, the Contractor's overhead and profit for all allowance items are included in the Contractor's Fee and are not in the allowance amounts;

      .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect the difference between actual costs and the allowances. If actual costs exceed allowances, the Change Order shall include overhead and profit on the difference in accordance with Paragraph 5.1 of the Agreement.

3.9   SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.

Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case). The superintendent shall be satisfactory to the Owner and the Construction Manager, and the Contractor shall designate a second person in charge in writing in the event the superintendent is temporarily absent due to illness, vacation or other cause.

3.10   CONTRACTOR'S CONSTRUCTION SCHEDULE

3.10.1 The Contractor, promptly after execution of the Contract, shall prepare and submit for the Owner's, Architect's and the Construction Manager's approval a Contractor's Construction Schedule for the Work. Such schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project construction schedule to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work. The Construction Schedule shall be in form and substance (and contain such data and information) as mutually agreed to by the Owner and the Contractor.

3.10.2 The Contractor shall cooperate with the Construction Manager in scheduling and performing the Contractor's Work to avoid conflict, delay in or interference with the Work of other Contractors or the construction or operations of the Owner's own forces. The Contractor shall, at mutually agreed intervals, submit to the Construction Manager a report stating: labor forces, areas worked in or on, material deliveries received, site visitors, and other information as required by the Construction Manager.

3.10.3 The Contractor shall prepare and keep current, for the Construction Manager's and Architect's approval, a schedule of submittals which is coordinated with the Contractor's Construction Schedule and allows the Construction Manager and Architect reasonable time to review submittals.

3.10.4 The Contractor shall use its best efforts to conform to the most recent schedules but shall achieve Substantial Completion by the date set forth in the Schedule attached to the Agreement, as may be modified by the parties in writing.

3.11   DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the Project site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Construction Manager and Architect and shall be delivered to the Construction Manager for submittal to the Owner upon completion of the Work.

3.12   SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate Materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.6.12.

3.12.5 The Contractor shall review, approve and submit to the Architect and the Construction Manager, in accordance with the schedule and sequence approved by the Construction Manager, Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents. The Contractor shall cooperate with the Construction Manager and the Architect in the coordination of the Contractor's Shop Drawings, Product Data, Samples and similar submittals with related documents submitted by other Contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been reviewed by the Construction Manager and approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirement of the Contract Documents by the Construction Manager's review and Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Construction Manager and Architect in writing of such deviation at the time of submittal and the Construction Manager and Architect have given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Construction Manager's review and Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Construction Manager and Architect on previous submittals.

3.12.10 Informational submittals upon which the Construction Manager and Architect are not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Construction Manager and Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13   USE OF SITE

3.13.1 The Contractor shall confine operations at the Project site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the Project site with materials or equipment.

3.13.2 The Contractor shall coordinate the Contractor's operations with, and secure the approval of, the Construction Manager before using any portion of the Project site.

3.13.3 The Contractor and its Subcontractors and Sub-subcontractors agree to perform the Work at such times of the day and days of the week as may be designated by City ordinances.

3.13.4 The Owner shall only be responsible for snow removal to the extent necessary to permit access to the construction area. Snow removal for all other purposes shall be the Contractor's responsibility.

3.14   CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its pans fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner's own forces or of other Contractors by cutting, patching, excavating or otherwise altering such construction. The Contractor shall not cut or otherwise alter such construction by other Contractors or by the Owner's own forces except with written consent of the Construction Manager, Owner and such other Contractors; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the other Contractors or the Owner the Contractor's consent to cutting or otherwise altering the Work.

3.15   CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Construction Manager may do so with the Owner's approval and the cost thereof shall be charged to the Contractor.

3.16   ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner, the Owner's lender, Construction Manager and Architect and their designees access to the Work in preparation and progress wherever located.

3.17   ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner, Construction Manager and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has no reason (or should have had reason) to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such defense and loss unless such information is promptly furnished to the Architect.

3.18   INDEMNIFICATION

3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify, defend and hold harmless the Owner, the Owner's lender, the Construction Manager and the Architect, and their respective officers, directors, employees, agents, affiliates, and representatives, from and against any and all claims, demands, suits, liabilities, injuries (personal or bodily), property damage, causes of action, losses, expenses, damages or penalties, including, without limitation, court costs and reasonable attorneys' fees, to the extent they arise or result from, or are occasioned by or in connection with (i) the negligent or otherwise improper performance by the Contractor, a Subcontractor, a Subsubcontractor, their agents, employees or contractors, or anyone for whose acts they may be liable as referenced in Subparagraph 3.3.2, of its services, duties and obligations under this Contract, (ii) the inaccuracy of any warranty or representation of the Contractor contained in this Contract, (iii) any act or omission to act by the Contractor, a Subcontractor, a Subsubcontractor, their agents, employees or contractors, or anyone for whose acts they may be liable as referenced in Subparagraph 3.3.2, provided, however, that the Contractor's obligation under this subpart (iii) shall be limited to claims for personal injury or property damage (and all costs and expenses related thereto, including without limitation, the cost to defend any claims), or (iv) any breach, default, violation or nonperformance by the Contractor of any term, covenant, condition, duty or obligation provided in this Contract or (v) the Contractor's filing or recording of any lien against the Project or any portion thereof if such lien is impermissible under applicable law. This indemnification, defense and hold harmless obligation shall survive the termination of this Contract, and shall not be construed to negate, abridge or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 3.18.1.

3.18.2 In claims against any person or entity indemnified under this Paragraph
3.18 by an employee of the Contractor, a Subcontractor, a Sub-subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited (i) by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or Subcontractor or any above-referenced party under workers compensation acts, disability benefit acts or other employee benefit acts, or (ii) by common law or case law.

3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Owner, Construction Manager, Architect, their consultants, agents or employees, or those under their control arising out of
(1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Owner, Construction Manager, Architect,

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their consultants, agents or employees, or those under their control, provided such giving or failure to give is the primary cause of the injury or damage.

                                    ARTICLE 4
                         ADMINISTRATION OF THE CONTRACT

4.1   ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

4.2   CONSTRUCTION MANAGER

4.2.1 The Construction Manager is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Construction Manager" means the Construction Manager or the Construction Manager's authorized representative.

4.3 Duties, responsibilities and limitations of authority of the Construction Manager and Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Construction Manager, Architect and Contractor. Consent shall not be unreasonably withheld.

4.4 In case of termination of employment of the Construction Manager or Architect, the Owner shall appoint a construction manager or architect whose status under the Contract Documents shall be that of the former construction manager or architect, respectively.

4.5 The Construction Manager shall: (i) review all proposed changes to the Work and make recommendations regarding schedule and cost implications, (ii) establish and maintain a complete on-Project site library of all Contract Documents, approved shop drawings, and approved material samples, (iii) schedule and conduct job meetings to be attended by the Contractor and representatives of the Owner and Architect to discuss such matters as procedures, progress, problems and scheduling, and distribute minutes of such meetings, (iv) review the Work on a daily basis, (v) assist the Contractor in the preparation of the initial Construction Schedule, and (v) display a copy of the Construction
Schedule in the job Project site office showing the duration of each activity and scaled to a calendar for reference dates. The parties acknowledge that the Owner may not have a Construction Manager on the Project, in which case Owner shall designate an authorized representative, which representative shall have all of the obligations of the Construction Manager set forth in the Contract Documents, and provide notice thereof to the Contractor, to give instructions to the Contractor from time to time throughout the Project.

4.6   ADMINISTRATION OF THE CONTRACT

4.6.1 The Construction Manager and Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner's representatives (1) during construction, (2) until final Payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Construction Manager and Architect will advise and consult with the Owner and will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.6.2 The Construction Manager will determine in general that the Work is being performed in accordance with the requirements of the Contract Documents, will keep the Owner informed of the progress of the Work, and will use reasonable efforts to guard the Owner against defects and deficiencies in the Work.

4.6.3 The Construction Manager will provide for coordination of the activities of other Contractors and of the Owner's own forces with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other Contractors and the Construction Manager and Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall constitute the schedules to be used by the Contractor, other Contractors, the Construction Manager and the Owner until subsequently revised.

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4.6.4 The Construction Manager will schedule and coordinate the activities of the Contractors in accordance with the latest approved Project construction schedule.

4.6.5 The Architect will inspect and observe the Project site to become familiar with the progress and quality of the completed Work and to determine if the Work is being performed in accordance with the Contract Documents. On the basis of on-Project site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will guard the Owner against defects and deficiencies in the Work.

4.6.6 The Construction Manager, except to the extent required by Subparagraph 4.6.4, and Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work.

4.6.7 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall use reasonable efforts to communicate through the Construction Manager, and shall use reasonable efforts to contemporaneously provide the same communications to the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with other Contractors shall be through the Construction Manager and Owner and shall be contemporaneously provided to the Architect.

4.6.8 The Construction Manager will review and certify all Applications for Payment by the Contractor, including final payment. The Construction Manager will assemble each of the Contractor's Applications for Payment with similar Applications from other Contractors into a Project Application and Project Certificate for payment. After reviewing and certifying the amounts due the Contractors, the Construction Manager will submit the Project Application and Project Certificate for payment, along with the applicable Contractors' Applications and Certificates for Payment, to the Architect.

4.6.9 Based on the Architect's observations and evaluations of Contractors' Applications for Payment, and the certifications of the Construction Manager, the Architect will review and certify the amounts due the Contractors and will issue a Project Certificate for Payment.

4.6.10 The Architect will have authority to reject Work which does not conform to the Contract Documents, and to require additional inspection or testing, in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed, but will take such action only after notifying the Construction Manager. Subject to review by the Architect, the Construction Manager will have the authority to reject Work which does not conform to the Contract Documents. Whenever the Construction Manager considers it necessary or advisable for implementation of the intent of the Contract Documents, the Construction Manager will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. The foregoing authority of the Construction Manager will be subject to the provisions of Subparagraphs 4.6.18 through 4.6.20 inclusive, with respect to interpretations and recommendations of the Architect. However, neither the Architect's nor the Construction Manager's authority to act under this Subparagraph 4.6.10 nor a decision made by either of them in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect or the Construction Manager to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing any of the Work.

4.6.11 The Construction Manager will receive from the Contractor and review all Shop Drawings, Product Data and Samples, coordinate them with information received from other Contractors, and transmit them to the Architect. The Construction Managers' actions will be taken with such reasonable promptness as to cause no delay in the Work of the Contractor or in the activities of other Contractors, the Owner, or the Architect.

4.6.12 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work of the Contractor or in the activities of the other Contractors, the Owner, or the Construction Manager, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.6.13 The Construction Manager will prepare Change Orders and Construction Change Directives.

4.6.14 Following consultation with the Construction Manager, the Architect will take appropriate action on Change Orders or Construction Change Directives in accordance with Article 7 and will have authority to order minor changes in the Work as provided in Paragraph 7.4.

4.6.15 The Construction Manager will maintain at the Project site for the Owner one record copy of all Contracts, Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record all changes and selections made during construction, and in addition approved Shop Drawings, Product Data Samples and similar required submittals. These will be available to the Architect and the Contractor, and will be delivered to the Owner upon completion of the Project.

4.6.16 The Construction Manager will observe and assist the Architect in conducting inspections to determine the dates of Substantial Completion and final completion, and will receive and forward to the Architect written warranties and related documents required by the Contract and assembled by the Contractor. The Construction Manager will forward to the Architect a final Project Application and Project Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.6.17 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the Project site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.6.18 The Architect will interpret matters and provide recommendations concerning performance under and requirements of the Contract Documents on written request of the Construction Manager, Owner or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations and recommendations required of the Architect shall be furnished in compliance with this Paragraph 4.6, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations and recommendations until 15 days after written request is made for them.

4.6.19 Interpretations and recommendations of the Architect are consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. Any interpretations and/or recommendations issued by the Architect under Subparagraphs 4.6.18 and 4.6.19 shall be advisory only and shall not be binding upon the parties hereto.

4.7   CLAIMS AND DISPUTES

4.7.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, an adjustment in the Guaranteed Maximum Price and/or the Contract Time. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.7.2 Decision of Architect. Claims shall be referred initially to the Architect for action as provided in Paragraph 4.8. A decision by the Architect, as provided in Subparagraph 4.8.4, shall be required as a condition precedent to litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due. The decision by the Architect in response to a Claim shall not be a condition precedent to litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits,
(3) the Architect has failed to take action required under Subparagraph 4.8.4 within 30 days after the Claim is made or (4) 45 days have passed after the Claim has been referred to the Architect.

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4.7.3 Time Limits on Claims. Claims by either party must be made within fourteen
(14) days after occurrence of the event giving rise to such Claim or within fourteen (14) days after the claimant first recognizes that a condition exists which the claimant believes may give rise to a Claim, whichever is later. Claims must be made by written notice. In the event a party fails to submit a Claim within the preceding time period, such party shall not be entitled to an adjustment in the Guaranteed Maximum Price or the Contract Time in relation to such Claim.

4.7.4 Continuing Contract Performance. Pending final resolution of a Claim or any other claim, dispute or controversy, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments as to undisputed amounts in accordance with the Contract Documents.

4.7.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

      .1 liens, Claims, actions by third parties, security interests or encumbrances arising out of the Contract and unsettled;

      .2 failure of the Work to comply with the requirements of the Contract Documents; or

      .3 terms of warranties required by the Contract Documents; or

      .4 fraud, negligence or breach of contract.

4.7.6   EXCUSABLE EVENTS

4.7.6.1 Adjustments in Contract Time. Except as a result of changes in the Work as permitted in Article 7 of these General Conditions and except as otherwise provided in Paragraph 2.2 of the Agreement in relation to Scope Changes, an extension in the Contract Time shall only be granted under the following circumstances: (a) a delay occurs in the progress of the Work as a result of an Excusable Event, and (b) the Contractor has complied with the terms and conditions of the following subsections:

        (i) The Contractor submits a written Claim to the Owner and the Architect within the time period specified in Subparagraph 4.7.3 identifying the Excusable Event which Claim must state the cause of the event and the number of days the Contractor believes that its activities will in fact be delayed as a result of the event.

        (ii) The Contractor can demonstrate, with the supporting documentation, that the activity claimed to have been delayed was in fact delayed by the Excusable Event, and that the delay in such activity will result in a delay in achieving Substantial Completion within the Contract Time.

        (iii) The Claim provided by the Contractor under subsection (i) above shall describe the efforts of the Contractor that have been (or are going to be) undertaken by the Contractor to overcome or remove the Excusable Event and to minimize the potential adverse effect on the time for performance of the Work, resulting from such Excusable Event.

Upon satisfaction by the Contractor of the terms and conditions in the preceding subsections, the parties shall attempt to resolve any such Claim pursuant to the terms and provisions of Paragraph 4.8. If the Claim is so resolved, the Owner and the Contractor shall enter into a Change Order reflecting the resulting adjustment in the Contract Time.

4.7.6.2 Adjustments in Guaranteed Maximum Price. Except as a result of changes in the Work as permitted in Article 7 of these General Conditions and except as otherwise provided in Paragraph 2.2 of the Agreement in relation to Scope Changes, an increase in the Guaranteed Maximum Price shall only be granted under the following circumstances: (a) a demonstrable increase in the Contractor's cost of performing the Work results from the occurrence of an Excusable Event, and (b) the Contractor has complied with the terms and conditions of the following subsections:

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


        (i) The Contractor submits a written Claim to the Owner and the Architect within the time period specified in Subparagraph 4.73 identifying the Excusable Event, which Claim must state the cause of the event and the additional cost the Contractor believes it will in fact incur as a result of the event.

        (ii) The Contractor can demonstrate, with supporting documentation, that the Excusable Event will in fact cause an increase in the Contractor's cost of performing the Work.

        (iii) The Claim provided by Contractor under subsection (i) above shall describe the efforts of the Contractor that have been (or are going to be) undertaken by the Contractor to overcome or remove the Excusable Event and to minimize the potential adverse effect on the cost for performance of the Work resulting from such Excusable Event.

Upon satisfaction by the Contractor of the terms and conditions in the preceding subsections, the parties shall attempt to resolve any such Claim pursuant to the terms and provisions of Paragraph 4.8. If the Claim is so resolved, the Owner and the Contractor shall enter into a Change Order reflecting the resulting adjustment in the Guaranteed Maximum Price.

4.7.6.3 Excusable Events. The occurrence of any of the following events shall constitute an "Excusable Event":

        (i) An event causing delays or additional costs resulting from the acts or omissions of the Owner, the Construction Manager or the Architect, their contractors, consultants, agents or employees, or those under their control, to the extent such delays arise from circumstances beyond the reasonable control and without the fault or negligence of the Contractor, its Subcontractors or Sub-subcontractors, their agents or employees, or those under their control;

        (ii) Any acts, events, conditions or occurrences to the extent that the same are beyond the Contractor's reasonable control, which could not have been either foreseen or avoided by the exercise of due diligence, and which has an adverse effect on the Contractor's ability to perform its obligations hereunder, including but not limited to: acts of God, fires, explosions, floods, earthquakes, tornadoes, epidemics, civil disturbances, war, riots, sabotage, acts or omissions by a Governmental Authority, nationwide strikes or labor disputes, and Extreme Weather Days;

        (iii) The occurrence of a Change in Law;

        (iv) The suspension of the Work in whole or in part by the Owner as described in Paragraph 14.3;

        (v) The discovery of any Concealed or Unknown Conditions at the Project site as described in Subparagraph 4.7.7;

        (vi) The failure of the Owner to meet the deadlines set forth in Exhibit "B" of the Agreement;

        (vii) The discovery of any historical archeological items, to the extent that the Work is actually delayed by order of a Governmental Authority as a result of such discovery;

        (viii) An event causing delays or additional costs resulting from Excessive Water Conditions; and

        (ix) The discovery of any Pre-Existing Hazardous Substance at the Project site.

4.7.6.4 Definitions. For purposes of this Contract, the terms set forth in the following clauses shall have the meaning ascribed to them:

        (i) "Change in Law" shall mean and refer to the enactment adoption, promulgation, amendment, modification or change in interpretation by a Governmental Authority after the date of this Contract of any Law which is applicable to the performance of the Work; it being expressly understood and agreed by the parties hereto that a change in any income tax Law or any Law by which a tax is levied or assessed on the basis of the Contractor's income, profits, revenues or gross receipts shall not be a Change in Law.

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      (ii) "Excessive Water Conditions" shall mean and refer to ground water conditions resulting in the inability to place reinforcing steel, concrete or sub-slab drainage system without mechanically handling or pumping such ground water.

      (iii) "Extreme Weather Day" shall mean and refer to a day during which extremely harsh weather conditions exist, considering the geographical location of the Project Site, and actually delay the Work.

      (iv) "Governmental Authority" shall mean and refer to any national, federal, state, county, municipal or local government, agency, authority or court, or any department, board, bureau or instrumentality thereof.

      (v) "Law" shall mean and refer to any constitution, charter, statute, act, law, ordinance, regulation, code, rule, order, decree, judgment, directive, ruling, decision, guideline, resolution or declaration of any Governmental Authority, or any interpretation or application thereof by any such Governmental Authority.

4.7.7 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, (collectively "Concealed or Unknown Conditions") then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than fourteen (14) days after the first observance of the conditions. The Architect will promptly investigate such conditions, and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and the Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within fourteen (14) days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.8.

4.7.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding fourteen (14) days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If either party wishes to submit a Claim in relation to any such matter, such Claim shall be submitted in accordance with Paragraph 4.7.

4.7.9 Nothing in these General Conditions shall be construed to preclude recovery (i) by the Contractor of damages for delay provided notice is given by the Contractor to the Owner within the time requirements set forth in this Paragraph 4.7, or (ii) by the Owner of liquidated damages, under other provisions of the Construction Documents.

4.8   RESOLUTION OF CLAIMS AND DISPUTES

4.8.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. Any action taken by the Architect pursuant to this Subparagraph 4.8.1 shall be advisory only and shall not be binding upon the parties hereto.

4.8.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.8.3 If a Claim has not been resolved, the party making the Claim shall, within ten (10) days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

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4.8.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven (7) days, which decision shall be advisory only and shall not be binding upon the parties hereto, but shall be subject to any rights or remedies to which the parties are otherwise entitled hereunder, including, without limitation, the right to resolve such Claim by means of litigation. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time. or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

4.8.5 The validity, interpretation and performance of the Agreement shall be governed by the laws of the state of Colorado. Venue for resolution of Claims shall be Denver, Colorado. The prevailing party in any litigation relating to this Agreement shall be entitled to recovery all of its reasonable attorneys' fees, costs, charges, expert witness fees, and expenses incurred in connection with said proceeding.

4.9   LOCAL CONDITIONS

4.9.1 Local Conditions. The Contractor represents that it has taken steps reasonably necessary to ascertain the nature and location of the Work, and that it has investigated and satisfied itself as to the general and local conditions which can affect the Project the Project site and/or the performance of the Work, including but not limited to (1) conditions bearing upon transportation, disposal, handling, and storage of materials and equipment; (2) the availability of labor, water, electric power, and roads; (3) normal weather conditions at the Project site; and (4) the character of equipment and facilities needed preliminary to and during the performance of the Work. Any failure by the Contractor to take the actions described and acknowledged in this Subparagraph shall not relieve the Contractor from its responsibility for successfully performing the Work without adjustment in the Guaranteed Maximum Price or the Contract Time; provided, however, that the terms and provisions of this Subparagraph shall not be construed to limit or restrict the Contractor's rights under Subparagraphs 4.7.6 and 4.7.7. Notwithstanding the foregoing, the responsibility for remediating any Pre-Existing Hazardous Substances which are encountered at the Project site shall be as provided in Subparagraph 4.9.2.

4.9.2 Hazardous Substances. (a) If, in the course of performance of the Work, the Contractor encounters on the Project site any matter which it reasonably believes is a Hazardous Substance, the Contractor shall immediately suspend the Work in the area affected and shall immediately report the condition orally to the Construction Manager and in writing to the Owner and the Construction Manager. In any such event, the obligations and duties of the parties hereto shall be as follows:

      (i) If it is determined that such condition involves a Pre-Existing Hazardous Substance, then any required remedial actions shall be performed or caused to be performed by the Owner at its sole cost and expense;

      (ii) If it is determined that such condition involves a Hazardous Substance introduced to the Project site after the date of this Contract by the Contractor, its Subcontractors or any party for whom either may be liable, then any required, necessary or appropriate remedial actions shall be performed by the Contractor at its sole cost and expense; or

      (iii) If it is determined that the condition does not involve a Hazardous Substance, the Contractor shall, promptly after receiving written notice from the Owner authorizing the Contractor to recommence site activities in the subject area, resume the portion of the Work that had been suspended. The parties acknowledge and agree that the Contractor shall not commence or continue any construction activities on any portion of the Project site on, in or under which remedial actions are to be (or are being) performed until such remedial actions are to the point where construction activities will not interfere with such remedial actions, as evidenced by appropriate certifications from the applicable environmental engineer and/or remediation not be construed to limit or restrict the applicable governmental agencies. The Contractor agrees to use good faith diligent efforts to continue the unaffected portions of the Work and to adjust and reschedule its activities at the Project site so as to minimize, to the extent reasonably practicable, any adverse effect on the progress of the Work resulting from the performance of any remedial actions.

      (b) The Contractor shall not bring or store (and shall prohibit Subcontractors from bringing or storing) Hazardous Substances to or on the Project site, and shall not utilize any construction materials containing

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asbestos, polychlorinated biphenyls or urea formaldehyde; provided, however, that the Contractor may use the following substances (gasoline, diesel fuel, fuel oil(s), grease(s), lube oil(s), adhesive(s), and other materials consumed in or during the Work) required to perform the Work, but only in accordance with all laws, statutes, ordinances, codes, rules, regulations, policies and guidance documents regarding the generation, handling, storage, treatment and disposal of such substances. Any other substances to be brought to or stored on the Project site shall require specific written authorization of the Owner. As previously indicated, the Contractor shall be responsible for the removal and cleanup of Hazardous Substances brought to or generated at the Project site by the Contractor, any Subcontractor or any party for whose actions the Contractor is responsible pursuant to this Contract. The Contractor shall comply, and shall cause its Subcontractors to comply, with all laws, statutes, ordinances, codes, regulations, policies and guidance documents regarding the generation, handling, storage, treatment and disposal of Hazardous Substances and any other substance Contractor brings to or stores on the Project site.

      (c) For purposes of this Contract, the terms set forth in the following clauses shall have the meanings ascribed to them:

      (i) "Hazardous Substance" shall mean and refer to any hazardous, toxic or dangerous waste,substance or material defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "toxic substance", "industrial waste", "mill tailing", "mining waste", "solid waste" or "special waste" in (i) any provision of Colorado law;
(ii) the Comprehensive Environmental Response, Compensation and Liability Act as amended (42 U.S.C. Sec. 9601 et seq.); (iii) the Emergency Planning & Community Right-to-Know Act of 1986, as amended (42 U.S.C. Sec. 1001 et seq.); (iv) the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sec. 6901 et seq.); (v) the Toxic Substances Control Act, as amended (15 U.S.C. Sec. 2601 et seq.); (vi) the Federal Water Pollution Control Act of 1972, as amended (33 U.S.C. Sec. 1251 et seq.); (vii) the Federal Clean Air Act, as amended (42 U.S.C. Sec. 7401 et seq.); (viii) the Occupational Safety and Health Act, as amended (29 U.S.C. Sec. 651 et seq.); (ix) the Surface Mining Control and Reclamation Act, as amended (30 U.S.C. Sec. 1201 et seq.); (x) any so-called "Superfund" or "Superlien" law; or (xi) any other federal, state or local statute, law, ordinance, code, rule or regulation.


      (ii) "Pre-Existing Hazardous Substance" shall mean and refer to a Hazardous Substance existing on the Project site as of the date of the Contract.

                                    ARTICLE 5
                                 SUBCONTRACTORS

5.1   DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contact with the Contractor to perform a portion of the Work at the site or to supply materials in relation to the Work. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include other Contractors or subcontractors of other Contractors.

5.1.2 A Sub-subcontractor or is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site or to supply materials in relation to the Work. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2   AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Construction Manager for review by the Owner, Construction Manager and Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each portion of the Work. The Construction Manager will promptly reply to the Contractor in writing stating whether or not the Owner, Construction Manager or Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Construction Manager to reply promptly shall constitute notice of no reasonable objection.

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5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner, Construction Manager or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner, Construction Manager or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner, Construction Manager or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner, Construction Manager or Architect makes reasonable objection to such change.

5.3   SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner, Construction Manager and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner, Construction Manager and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Subsubcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4   CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

      .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and

      .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

                                    ARTICLE 6
                  CONSTRUCTION BY OWNER OR BY OTHER CONTRACTORS

6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION WITH OWN FORCES AND TO AWARD OTHER CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, which include persons or entities under separate contracts not administered by the Construction Manager. The Owner further reserves the right to award other contracts in connection with other portions of the Project or other construction or operations on the site. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When the Owner performs construction or operations with the Owner's own including persons or entities under separate contracts not administered by the Construction Manager, the Owner shall provide for coordination of such forces with the Work of the Contractor, who shall cooperate with them.

6.2   MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford the Owner's own forces, Construction Manager and other Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner's own forces or other Contractors, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Construction Manager and Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results by the Contractor. Failure of the Contractor so to report shall constitute an acknowledgment that the Owners own forces or other Contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or other Contractors as provided in Subparagraph 10.2.5.

6.3   OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, other Contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Construction Manager, in consultation with the Architect, determines to be just.

                                    ARTICLE 7
                               CHANGES IN THE WORK

7.1   CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner and Contractor, a Construction Change Directive may be issued by the Owner, and may or may not be agreed to by the Contractor, an order for a minor change in the Work may be issued by the Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2   CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Construction Manager and signed by the Owner and Contractor, stating their agreement upon all of the following:

     .1   a change in the Work;

     .2   the amount of the adjustment in the Contract Sum, if any; and

     .3   the extent of the adjustment in the Contract Time, if any.

Notwithstanding anything to the contrary contained in the Contract Documents, the Guaranteed Maximum Price and the Contract Time may only be adjusted by Change Order.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3   CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Construction Manager and signed by the Owner, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

     .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

     .2 unit prices stated in the Contract Documents or subsequently agreed upon;

     .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

     .4   as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Construction Manager and Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Guaranteed Maximum Price, the method and the adjustment shall be determined by the Owner and Construction Manager as follows:

      (i) If the "cost" in performing the Work is increased by any such change, the Guaranteed Maximum Price shall be increased (without duplication) so as to reflect the "cost" to the Contractor (or to any tier of subcontractor) in performing the Work attributable to the change plus the Contractor's Fee calculated in accordance with the terms and provisions of Paragraph 5.1 of the Agreement. Any percentage fee charged by any tier of subcontractor for its overhead and profit shall be limited to reasonable percentages, which in no event shall exceed twenty percent (20%) of the "cost" incurred by any such subcontractor as a result of the change.

      (ii) If the "cost" in performing the Work is decreased by any such change, the Guaranteed Maximum Price shall be decreased (without duplication) by the cost included in the Guaranteed Maximum Price as budgeted as set forth on Exhibit "H" of the Agreement, or as modified by Change Order.

In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present in such form as the Construction Manager may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

     .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers compensation insurance;

     .2 Costs Of Materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

     .3 rental Costs Of Machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

     .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

     .5 additional costs of supervision and field office personnel directly attributable to the change.

Cost shall not be deemed to include any item which could be considered overhead, unless any item of overhead is otherwise permitted as part of the Cost of the Work. No overhead costs shall be included in the Cost of the Work unless expressly set forth in Paragraph 5.1 or Article 7 of the Agreement.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net decrease or increase, if any, with respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Construction Manager for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Construction Manager concerning the adjustments in the Contract Sum and Contract Time or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4   MINOR CHANGES IN THE WORK

7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order issued through the Construction Manager and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

                                    ARTICLE 8
                                      TIME

8.1   DEFINITIONS

8.1.1 Unless otherwise provided. Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.1.5 To the extent the Contract Documents contain or provide for specific contractual milestone dates in addition to final and Substantial Completion dates, such dates shall be adhered to by the Contractor.

8.1.6 In the event that, due to the acts or omissions of the Contractor or its Subcontractors, material suppliers, or any of their agents or employees, or those under their control, the Contract or fails to complete a critical portion of Work on time or to complete a contractual milestone or completion date as evidenced by the latest update of the Project Construction Schedule, or the Contractor's most recent construction schedule demonstrates that the Work will not be completed within the Contract Time based on all then existing objective criteria, then the Owner or the Construction Manager shall have the right to require the Contractor within fourteen (14) days to substantiate its capability to get back on schedule and provide Owner with a written plan with respect thereto within such period. If Contractor (a) has not fulfilled such requirement, or (b) has not met its commitments as set forth in such written plan, Owner or the Construction Manager shall have the right, in addition to requiring that Contractor substantiate within such period its capability to get back on schedule, to:

      (i) Require the Contractor to increase its work force. work overtime, and/or extra shifts. and do whatever else is required by the Owner or Construction Manager until Contractor gets back on schedule as established by the Project Construction Schedule (including any updates thereto).

      (ii) Withhold payment of Contractor's Fee, or portions thereof, until such time as the Contractor returns to schedule (provided Owner's withholding of Contractor's Fee is not used as a subterfuge to finance the Cost of the Work).

      (iii) Contact or visit the factory, plant or distribution center whose production or delivery schedule may be critical to the scheduled completion of a portion of the Work, and expedite the same, at Contractor's expense.

8.2   PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

                                    ARTICLE 9
                             PAYMENTS AND COMPLETION

9.1   CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the owner to the Contractor for performance of the Work under the Contract Documents.

9.2   SCHEDULE OF VALUES

9.2.1 Promptly after execution of the Contract, the Contractor shall submit to the Architect, through the Construction Manager, a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Construction Manager, Owner and Architect may require. This schedule, unless objected to by the Construction Manager or Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3   APPLICATIONS FOR PAYMENT

9.3.1 At least 20 days before the date established for each progress payment, the Contractor shall submit to the Construction Manager an itemized Application for Payment for Work completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner, Construction Manager or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner in writing. a payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that Upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work. The Contractor hereby agrees (in relation to payments made by the Owner to the Contractor) to indemnify, defend and hold harmless the Owner from and against any liens, claims, security interests or encumbrances filed by any Subcontractor, any Sub-subcontractor, or anyone claiming by, through or under any of them.

9.4   CERTIFICATES FOR PAYMENT

9.4.1 The Construction Manager will assemble a Project Application for Payment by combining the Contractor's applications with similar applications for progress payments from other Contractors and, after certifying the amounts due on such applications, forward them to the Architect within five days.

9.4.2 Within five days after the Architect's receipt of the Project Application for Payment, the Construction Manager and Architect will either issue to the Owner a Project Certificate for Payment, with a copy to the Contractor, for such amount as the Construction Manager and Architect determine is properly due, or notify the Contractor and Owner in writing of the Construction Manager's and Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1. Such notification will be forwarded to the Contractor by the Construction Manager.

9.4.3 The issuance of a separate Certificate for Payment or a Project Certificate for Payment will constitute representations made separately by the Construction Manager and Architect to the Owner, based on their individual observations at the Site and the data comprising the Application for Payment submitted by the Contractor, that the Work has progressed to the point indicated and that, to the best of the Construction Manager's and Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Construction Manager or Architect. The issuance of a separate Certificate for Payment or a Project Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a separate Certificate for Payment or a Project Certificate for Payment will not be a representation that the Construction Manager or Architect has (1) reviewed the Contractor's construction means, methods, techniques, sequences or procedures, or (2) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5   DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Construction Manager or Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Construction Manager's or Architect's opinion the representations to the Owner required by Subparagraph
9.4.3 cannot be made. If the Construction Manager or Architect is unable to certify payment in the amount of the Application, the Construction Manager or Architect will notify the Contractor and Owner as provided in Subparagraph
9.4.2. If the Contractor, Construction Manager and Architect cannot agree on a revised amount, the Construction Manager and Architect will promptly issue a Certificate for Payment for the amount for which the Construction Manager and Architect are able to make such representations to the Owner. The Construction Manager or Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Construction Manager's or Architect's opinion to protect the Owner from loss because of:

     .1   defective Work not remedied;

     .2 third party claims filed or reasonable evidence indicating probable filing of such claims;

     .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

     .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

     .5   damage to the Owner or another contractor;

     .6 failure to carry out the Work in accordance with the Contract Documents; or

     .7 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover liquidated damages for the anticipated delay.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld. The Owner shall not be deemed in default by reason of withholding payment while any of the above grounds remain uncured.

9.6   PROGRESS PAYMENTS

9.6.1 After the Construction Manager and Architect have issued a Project Certificate for Payment, the Owner shall make Payment in the manner and within the time provided in the Contract Documents, and shall so notify the Construction Manager and Architect.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Construction Manager will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner, Construction Manager and Architect on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner, Construction Manager nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7   FAILURE OF PAYMENT

9.7.1 If, through no fault of the Contractor, 1) the Construction Manager and Architect do not issue a Project Certificate for Payment within ten days after the Construction Manages receipt of the Contractor's Application for Payment or
2) the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Construction Manager and Architect, then the Contractor may, upon seven additional days' written notice to the Owner, Construction Manager and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start up, which shall be accomplished as provided in Article 7.

9.8   SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use and a temporary certificate of occupancy for the Project has been issued by the appropriate Governmental Authority.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor and Construction Manager shall jointly prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the list, the Architect, assisted by the Construction Manager, will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect, assisted by the Construction Manager, to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Construction Manager and Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9   PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat,

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utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor and Construction Manager shall jointly prepare and submit a list to the Architect as provided under Subparagraph 9.9.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect after consultation with the Construction Manager.

9.9.2 Immediately prior to such partial Occupancy or use, the Owner, Construction Manager, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10  FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon completion of the Work, the Contractor shall forward to the Construction Manager a written notice that the Work is ready for final inspection and acceptance and shall also forward to the Construction Manager a final Contractor's Application for Payment Upon receipt, the Construction Manager will forward the notice and Application to the Architect who will promptly make such inspection. When the Architect, based on the recommendation of the Construction Manager, finds the Work acceptable under the Contract Documents and the Contract fully performed, the Construction Manager and Architect will promptly issue a final Certificate for Payment stating that to the best of their knowledge, information and belief, and on the basis of their observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Construction manager's and Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph
9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect through the Construction Manager (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

9.10.3 If, after Substantial Completion of the Work, final completion thereof is Materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Construction Manager and Architect so confirm, the Owner shall, upon application by the Contractor and certification by the Construction Manager and Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect through the Construction Manager prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

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                                   ARTICLE 10
                       PROTECTION OF PERSONS AND PROPERTY

10.1   SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall submit the Contractor's Safety program to the Construction Manager for review and coordination with the Safety programs of other Contractors.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner, Construction Manager and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.2   SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for Safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

     .1   employees on the Work and other persons who may be affected thereby;

     .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors;

     .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction; and

     .4   construction or operations by the Owner or other Contractors.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for Safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5 The Contractor shall promptly remedy damage and loss to property referred to in Clauses 10.2.1.2, 10.2.1.3 and 10.2.1.4 caused in whole or in part by the Contractor or a Subcontractor, their agents or employees, or those under their control, except damage or loss attributable to acts or omissions of the Owner, the Construction Manager or the Architect, their contractors, consultants, agents or employees, or those under their control, The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner, Construction Manager and Architect.

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


10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.2.8 The Contractor shall promptly report in writing to the Owner, Construction Manager and Architect all accidents arising out of or in connection with the Work which cause death, personal injury or property damage, giving full details and statements of any witnesses. In addition, if death or serious personal injuries or serious damages are caused, the accident shall be reported immediately by telephone or messenger to the Owner, Construction Manager and Architect.

10.2.9 Any individual, other than the Owner's designated representatives and the Architect and its consultants, must register with the Construction Manger's site office prior to proceeding onto the Project site.

10.3   EMERGENCIES

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss.

                                   ARTICLE 11
                               INSURANCE AND BONDS

11.1   CONTRACTOR'S LIABILITY INSURANCE

11.1.1 Contractor's Insurance. The Contractor shall procure, at its sole cost and expense, the insurance coverages set forth below, and shall maintain such coverages in full force and effect as specified in this Subparagraph 11.1.1. The Contractor shall include the Owner, the Owner's lender and such other parties as the Owner may designate as additional insureds to the insurance policies described below (excluding the Workers' Compensation Policy). The insurance coverage afforded under the policies described herein shall be primary and non-contributing with respect to any insurance carried independently by the additional insureds. All such insurance policies shall indicate that as respects the insureds (whether named or otherwise), cross-liability and severability of interests shall exist for all coverages provided thereunder. All policies of insurance required under this Subparagraph 11.1.1 shall be written on an "occurrence" basis, shall be placed with insurance companies reasonably acceptable to the Owner, and shall incorporate a provision requiring the giving of notice to the additional insureds at least thirty (30) days prior to the cancellation, non-renewal or material modification of any such policies. The Contractor shall promptly furnish the Owner with certificates of insurance evidencing the coverages hereunder, and shall not commence any services under this Agreement until such insurance is obtained.

       (i) Commercial General Liability Insurance. A broad form Commercial General Liability Insurance Policy in form and substance reasonably acceptable to the Owner, and appropriate endorsements adding the following coverages:
Premises and Operations Liability; Explosion, Collapse and Underground Damage Liability; Personal Injury Liability (with employee and contractual exclusions deleted); Broad Form Property Damage Liability; Broad Form Contractual Liability supporting the Contractor's indemnification agreements in favor of the additional insureds; Independent Contractor's Protective Liability; Completed Operations and Products Liability for a period of not less than two (2) years following the date of final payment for all services provided under this Agreement. The Commercial General Liability Insurance Policy must be written with a combined single limit of liability of not less than $1,000,000 for each occurrence of bodily injury and/or property damage and an annual aggregate of liability of not less than $2,000,000 for bodily injury and/or property damage, and an annual aggregate of liability of not less than $2,000,000 for Completed Operations and Products Liability.

       (ii) Comprehensive Automobile Liability Insurance. A Comprehensive Automobile Insurance Policy in form and substance reasonably acceptable to the Owner. The Comprehensive Automobile Liability Insurance Policy must provide coverage for all owned, hired, rented and non-owned automobiles, and must be written with a combined single limit of liability of not less than $1,000,000 for each occurrence of bodily injury and/or property damage.


       (iii) Workers' Compensation Insurance. A Workers' Compensation insurance Policy in form and substance reasonably acceptable to the Owner and in an amount not less than the statutory limits (as may be amended from time to time), including Employer's Liability Insurance with limits of liability of not less than (i) $500,000 for bodily injury by accident, each accident, (ii) $500,000 for bodily injury by disease, each employee, and (iii) $500,000 aggregate liability for disease.

       (iv) Umbrella Liability Insurance. An Umbrella Liability Insurance Policy written in excess of the coverages provided by the insurance policies described in Subparagraphs 11.1.1(i), 11.1.1(ii) and the Employer's Liability in 11.1.1(iii), in form and substance reasonably acceptable to Owner. The Umbrella Liability Insurance Policy must be written with a combined single limit not less than $20,000,000 for each occurrence of bodily injury and/or property damage, and an annual aggregate of liability of not less than $20,000,000 for bodily injury and/or property damage.

If the Contractor fails to furnish and maintain insurance as required by this Subparagraph 11.1 1, the Owner may purchase such insurance on behalf of the Contractor, and the Contractor shall pay the cost thereof to the Owner upon demand. Except as otherwise expressly provided herein, all insurance policies required by the terms of this Subparagraph 11.1.1 shall be kept in full force and effect until the date of final payment to Contractor for the services designated hereunder.

11.1.2 Off-Site & In-Transit. The Contractor shall, at its cost and expense, purchase and maintain property insurance covering all materials, equipment and other portions of the Work stored off-site or in transit; it being expressly acknowledged and agreed by the Contractor that it shall assume full responsibility for any loss or damage to such property.

11.1.3 If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.

11.1.4 The Contractor shall cause all Subcontractors to obtain insurance in accordance with their respective Subcontracts, the form of which Subcontracts has been approved by Owner.

11.2   OWNER'S LIABILITY INSURANCE

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance, including a waiver of subrogation endorsement in favor of the Contractor. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

11.3   PROPERTY INSURANCE

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.1.1 Property insurance shall be on an "all risk" policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of and applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified, the Owner

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shall be responsible for payment of the additional costs not covered because of such increased or deductibles. The deductible for the property insurance to be purchased by the Owner pursuant to Paragraph 11.3 shall not exceed $15,000.

11.3.1.3 The Owner shall not insure nor be responsible for any loss or damage to tools, equipment or other property of any kind owned, rented or leased by the Contractor, Subcontractors, Sub-subcontractors, or their respective employees, consultants or agents.

11.3.1.4 The insurance required by Paragraph 11.3 is not intended to cover machinery, tools or equipment owned or rented by the Contractor which are utilized in the performance of the Work but not incorporated into the permanent improvements. The Contractor shall, at the Contractor's own expense, provide insurance coverage for owned or rented machinery, tools or equipment which shall be subject to the provisions of Subparagraph 11.3.7.

11.3.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Construction Manager, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazard , however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazard be included in the property insurance policy, the Owner shall, if possible, include such insurance and the cost thereof shall be charged to the Contractor by appropriate Change Order.

11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

11.3.7 Waivers of Subrogation. The Owner and Contractor waive all rights against each other and against the Construction Manager, Architect, Owner's other Contractors and own forces described in Article 6, if any, and the subcontractors, sub-subcontractors, consultants, agents and employees of any of them, for damages caused by fire or other perils, but only to the extent of the actual recovery of property insurance proceeds, except such rights as the Owner and Contractor may have to the proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Construction Manager, Construction Manager's consultants, Architect, Architect's consultants, Owner's separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds. as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the

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Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance litigation. If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4   PERFORMANCE BOND AND PAYMENT BOND

11.4.1 If required by the Owner, the Contractor shall, upon execution of this Contract, furnish and deliver to the Owner a payment bond and a performance bond covering the faithful performance and completion of this Contract and the payment of all obligations arising hereunder. Such bonds shall be issued by a surety licensed and authorized to do business in the State of Colorado. The surety shall also be listed on the latest "United States Department of the Treasury Federal Register of Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds" and shall have a Best's Insurance Report rating of A(X) or higher. Such bonds shall be issued in amounts equal to the Guaranteed Maximum Price, shall be in form and substance (and issued by a surety) satisfactory to the Owner, and shall name the Owner and its lender as dual obligees. The cost of such bonds shall be in addition to the Guaranteed Maximum Price.

11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

                                   ARTICLE 12
                        UNCOVERING AND CORRECTION OF WORK

12.1   UNCOVERING OF WORK

12.1.1 If a portion of the Work is covered contrary to the Construction Manager's or Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by either, be uncovered for their observation and be replaced at the Contractor's expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Construction Manager or Architect has not specifically requested to observe prior to its being covered, the Construction Manager or Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or one of the other Contractors in which event the Owner shall be responsible for payment of such costs.

12.2   CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Construction Manager, Owner, Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Construction Manager's and Architect's services and expenses made necessary thereby.

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12.2.2 If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within the time provided in Paragraph 2.4, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Construction Manager's and Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or other contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3   ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

13.1   GOVERNING LAW

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2   SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, in respect assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. The Contractor may not assign, convey or transfer this Contract, or any part thereof, or delegate its duties hereunder, without the Owner's prior written consent, which consent shall not unreasonably be withheld. The Owner may assign this Contract to any third party purchaser or lender of the Project without the written consent of the Contractor, provided that (a) any

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such assignment shall not release the Owner from its obligations under this
Contract, provided further, however, that the Owner shall not be responsible for any changes in the terms of this Contract agreed to between the Contractor and any subsequent owner, (b) the Owner shall give the Contractor written notice prior to such transfer and (c) the assignee shall not be an entity with whom the Contractor has had such a material and adverse relationship on a prior construction project that the Contractor is unwilling to work with such proposed assignee on any future construction projects ("Unacceptable Assignee"). The Contractor shall have up to 5 business days to deliver written notice to the Owner that the proposed assignee is an Unacceptable Assignee, and such assignee shall be deemed acceptable upon the failure of such timely notice by the Contractor.

13.3   WRITTEN NOTICE

13.3.1 All notices required hereunder shall be in writing and shall be deemed properly served if delivered in person or if sent by registered or certified mail, with postage prepaid and return receipt requested, to the addresses specified on the first page of the Agreement (or to such other addresses as either party may subsequently designate). All notices required hereunder shall be deemed received on the date of delivery, or attempted delivery, if delivered in person, or if mailed, on the date which is two (2) days after the date such notice is deposited in the mail.

13.4   RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available at law and/or in equity. Except as otherwise provided in the Contract, any specific right or remedy conferred upon or reserved to the Owner and/or the Contractor in any provision of the Contract shall not preclude the concurrent or consecutive exercise of a right or remedy provided for in any other provision hereof.

13.4.2 No action or failure to act by the Owner, Construction Manager, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5   TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and. approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Construction Manager and Architect timely notice of when and where tests and inspections are to be made so the Construction Manager and Architect May observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become legal requirements until after bids are received or negotiations conducted.

13.5.2 If the Construction Manager, Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Construction Manager and Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Construction Manager and Architect of when and where tests and inspections are to be made so the Construction Manager and Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Construction Manager's and Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the. Construction Manager for transmittal to the Architect.

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13.5.5 If the Construction Manager or Architect is to observe tests, inspections or approvals required by the Contract Documents, the Construction Manager or Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.5.7 The Contractor shall submit a written plan prior to completion and acceptance of any building system or phase, consistent with the Contract, for completing testing of all building systems. This plan shall be coordinated with and may be made part of the Project Construction Schedule. All testing shall be of each complete system, before covering, or of individually separable larger portions of each system, and shall be performed in the presence of the appropriate consultant and representatives of the Owner.

13.5.9 When heating, air conditioning, ventilating, exhaust, or other items of electrical or other equipment are installed, it shall be the responsibility of the Contractor to operate it for a satisfactory period of time as required by the Architect for proper testing of the equipment and for instructing the Owner's operating personnel.

13.5.9 Notwithstanding anything to the contrary contained in this Paragraph 13.5, the Contractor shall provide materials testing in a quantity and quality sufficient to ensure the Work is performed in accordance with the Contract Documents. Any testing required by the Architect shall be a minimum standard and the Contractor shall, if necessary, exceed such requirements in order to meet its obligations under this Contract.

13.6   SEVERABILITY

13.6.1 In case any provision of this Contract is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

13.7   ACCESS TO THE PROJECT SITE

13.7.1 Notwithstanding anything to the contrary in the Contract, the Contractor shall not have access to the Project site without the Owner's prior approval on any day prior to the day on which the Owner delivers to the Contractor the Construction Notice to Proceed.

                                   ARTICLE 14
                    TERMINATION OR SUSPENSION OF THE CONTRACT

14.1   TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract in the manner provided in Subparagraph 14.1.2 if repeated suspensions, delays, or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less, or if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

     .1 issuance of an order of a court or other public authority having jurisdiction;

     .2 an act of government, such as a declaration of national emergency, making material unavailable;

     .3 because the Construction Manager or Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.2 or because the Owner has not made payment on a properly submitted and complete Certificate for Payment within the time stated in the Contract Documents;

     .4 the Owner has failed to furnish to the Contractor, promptly upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1; or

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     .5   the Owner is otherwise guilty of a substantial breach, resulting from the acts or omissions of the Owner, the Construction Manager or the Architect, their contractors, consultants, agents or employees, or those under their control, of a provision of the Contract Documents.

14.1.2 Before stopping work under Subparagraph 14.1.1, Contractor shall give seven (7) days written notice of its intent to stop work to the Owner, Owner's Lender, Construction Manager and Architect. In addition, if any of the reasons identified in Subparagraph 14.1.1 exists, the Contractor may, upon seven (7) additional days' written notice to the Owner, Owner's Lender, Construction Manager and Architect, terminate the Contract and recover from the Owner payment for the Cost of the Work executed through the date of termination, Contractor's reasonable demobilization costs, proven loss with respect to Materials, equipment, tools, and construction equipment and machinery, plus any payments that may be required under Paragraph 15.1 of the Agreement. Any notice given by the Contractor to the Owner under this Article 14 shall concurrently be given to the Owner's Lender.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to Matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner, Construction Manager and Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2   TERMINATION BY THE OWNER FOR CAUSE

14.2.1 The Owner May terminate the Contract if the Contractor:

     .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

     .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

     .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

     .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2 When any of the above reasons exist, the Owner, after consultation with the Construction Manager, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor, and the Contractor agrees to promptly leave the site even if the Contractor disputes the Owner's right to terminate the Contractor's employment. In the event of such termination, the Owner may, subject to any prior rights of the surety:

     .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor,

     .2   accept assignment of subcontracts pursuant to Paragraph 5.4; and

     .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment, if at all, until the Work is finished.

14.2.4 If the unpaid balance of the Guaranteed Maximum Price exceeds costs of finishing the Work, including compensation for the Construction Manager's and Architect's services and expenses made necessary thereby, then such excess shall be shared as Savings under Subparagraph 5.2.1 of the Agreement. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall, upon application, be certified by the Architect after consultation with the Construction Manager, and this obligation for payment shall survive termination of the Contract. The costs to the Owner of completing the Work shall include, without limitation, the cost of any additional design, managerial and

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administrative services required thereby, court costs and reasonable attorneys'
fees, and other costs, expenses or damages the Owner may incur in order to complete the Work. Notwithstanding the foregoing, the Owner shall be entitled only to those damages set forth in Paragraph 4.2 of the Agreement in relation to any delay in achieving Substantial Completion.

14.3   SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine, subject to the Contractor's termination rights under Subparagraph 14.1.1.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

     .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

     .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

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